Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	98-1007018
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connaught House, 1 Burlington Road

Dublin 4, Ireland

(Address, including zip code of registrant’s principal executive offices)

ALKERMES PLC 2011 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plans)

Kathryn L. Biberstein, Esq.

Alkermes plc

852 Winter Street

Waltham, MA 02451

Telephone: 781-609-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq.

Edward A. King, Esq.

Goodwin Procter LLP

Exchange Place
53 State Street
Boston, MA 02109

Telephone: 617-570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(2)
Ordinary Shares, par value $0.01 per share (“Shares”)	4,200,000	$18.27	$76,734,000	(2)	$10,467	(2)

(1)                   Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also be deemed to cover an indeterminate number of additional Shares issuable in the event the number of outstanding Shares of the Registrant is increased by split-up, reclassification, stock dividend, recapitalization, and similar transactions.

(2)                   Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Shares as reported on the NASDAQ Global Select Stock Market as of October 25, 2012.

PART I

This Registration Statement on Form S-8 registers additional ordinary shares, par value $0.01 per share (the “Ordinary Shares”), of Alkermes plc (the “Registrant”) which may be acquired pursuant to the Alkermes plc 2011 Stock Option and Incentive Plan, as amended (the “Plan”). The securities subject to this Registration Statement are of the same class of the Registrant for which the Registrant previously filed Registration Statements on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) (Registration No. 333- 179545) on February 16, 2012. Accordingly, the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-179545, as filed with the Securities and Exchange Commission, are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

See the Index to Exhibits on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Index to Exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on October 26, 2012.

ALKERMES PLC

By:	/s/ Richard F. Pops
Name:	Richard F. Pops
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of the Registrant hereby severally constitute and appoint Richard F. Pops and James M. Frates, and each of them, our true and lawful attorney-in-fact, with full power of substitution, to sign for us and in our names and the capacities indicated below, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this Registration Statement, with exhibits thereto and all other documents in connection therewith, and generally to do or cause to be done by virtue hereof all things in our names and on our behalf in such capacities to enable the Registrant to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Richard F. Pops	Chairman and Chief Executive Officer	October 26, 2012
Richard F. Pops	(Principal Executive Officer)

/s/ James M. Frates	Senior Vice President and Chief Financial Officer	October 26, 2012
James M. Frates	(Principal Financial and Accounting Officer)

/s/ David W. Anstice	Director	October 26, 2012
David W. Anstice

/s/ Floyd E. Bloom	Director	October 26, 2012
Floyd E. Bloom

/s/ Robert A. Breyer	Director	October 26, 2012
Robert A. Breyer

/s/ Wendy L. Dixon	Director	October 26, 2012
Wendy L. Dixon

/s/ Gerri Henwood	Director	October 26, 2012
Gerri Henwood

/s/ Paul J. Mitchell	Director	October 26, 2012
Paul J. Mitchell

/s/ Mark B. Skaletsky	Director	October 26, 2012
Mark B. Skaletsky

/s/ Kathryn L. Biberstein	Authorized Representative in the U.S.	October 26, 2012
Kathryn L. Biberstein	Alkermes, Inc.
(General Counsel)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Alkermes plc 2011 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 6, 2012 (File No. 001-35299)).

5.1	Opinion of Arthur Cox, Solicitors, as to the legality of the securities being registered (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP, independent Registered Public Accounting Firm (filed herewith).

23.3	Consent of Arthur Cox, Solicitors (included in Exhibit 5.1 filed herewith).

24.1	Power of Attorney (included in signature page).